PROSPECTUS Dated                                Pricing Supplement No. 3
August 27, 2003                                 Effective July 5, 2004



                   U.S. $10,000,000,000         Rule 424 (b)(3)
                                            Registration Statement
                FORD MOTOR CREDIT COMPANY       No. 333-107955

             VARIABLE DENOMINATION FLOATING
                   RATE DEMAND NOTES


             - - - - - - - - - - - - - - -


                Interest Rate Per Annum
                - - - - - - - - - - - -


Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$49,999   $50,000 and over
----------  --------------     ---------------   ----------------
07/05/2004      2.10%               2.25%             2.40%